Exhibit 99.1

Leadis Technology Reports First Quarter 2006 Financial Results with 107% Revenue Increase Year-Over-Year

SUNNYVALE, California – April 25, 2006 – Leadis Technology, Inc. (Nasdaq: LDIS), a leading mixed-signal semiconductor developer of display driver ICs for small panel color displays, today announced results for the first quarter of 2006, ended March 31, 2006. Revenue for the first quarter was $24.1 million, up 107% from $11.6 million in the first quarter of 2005.

Financial Results

Revenue of $24.1 million for the first quarter of 2006 exceeded the high end of the company’s guidance and reflected a 12% sequential increase and 107% growth year over year. Under generally accepted accounting principles (GAAP), first quarter net loss narrowed to $2.8 million as compared to $3.6 million net loss in the fourth quarter of 2005, resulting in net loss per basic share of $0.10 as compared to net loss per basic share of $0.13 in the fourth quarter of 2005.

During the quarter ended March 31, 2006, the company adopted FAS 123(R) regarding accounting for stock-based compensation. In addition to reporting GAAP results, which reflect stock-based compensation, the company is reporting non-GAAP results, which exclude such expense. Non-GAAP net loss for the first quarter of 2006 was $2.2 million or $0.08 per basic share, as compared to net loss of $3.3 million or $0.12 per basic share in the fourth quarter of 2005, and net loss of $1.8 million or $0.06 per basic share in the first quarter of 2005. A reconciliation of GAAP measures to non-GAAP measures is included in the financial statements portion of this press release.

The company reported cash and short-term investments of $102 million as of March 31, 2006, as compared to $114 million reported as of March 31, 2005 and $107 million reported as of December 31, 2005. Cash and short-term investments decreased as a result of cumulative net losses incurred the past four quarters.

Business Summary

•	First quarter revenue was $24.1 million, representing the fourth consecutive quarter of double-digit percentage increases. The increase was primarily fueled by an increase in TFT sales as a result of a successful ramp of our amorphous TFT product introduced in late 2005. TFT sales increased as a percentage of revenue to approximately 35% from 15% in the immediately prior quarter.

•	ASP increased slightly on a blended basis compared to the prior quarter. A more favorable product mix weighted toward TFT drivers offset individual product ASP declines for TFT, OLED and STN drivers.

•	Total driver unit shipments in the first quarter grew 8% sequentially to a record 20.5 million units, as compared to 19.0 million units in the fourth quarter of 2005 and increased 230% from 6.2 million units in the same period last year. This substantial year-to-year unit shipment growth compares favorably with overall mobile handset unit growth of approximately 20% for the same period, indicating the company’s recapturing of market share over the past year.

•	Non-GAAP first quarter gross margin was 16%, slightly higher than 15% in the prior quarter and below expectation. The improved product mix toward TFT was unable to offset greater individual product ASP erosion.

•	The LDS518, a low-power single chip area color OLED driver with several user programmable features targeting multiple applications, including mobile handset sub-displays, MP3 players, printers and fax machines, moved into volume production status in the first quarter.

•	Two new executives joined Leadis during the first quarter of 2006:

a)	Dr. Jose Arreola, Executive Vice President of Engineering, joined Leadis in January 2006 and leads our engineering organization in Korea. For the past four years, Dr. Arreola was CEO at Kovio, Inc. Prior to that, Dr. Arreola had a long tenure at Cypress Semiconductor, where he was most recently Vice President of Process Technology R&D.

b)	Dr. Robert Fang, Vice President of Operations, joined Leadis in March 2006. Dr. Fang most recently was Vice President of Operations at XGI Technology, Inc., in Taiwan. An experienced industry veteran, Dr. Fang will grow the company’s operations team in Taiwan in close proximity to key vendors, allowing for improved response to customers and market dynamics.

“I am pleased with our first quarter’s strong revenue growth. The successful launch of our initial amorphous TFT product in late 2005 reversed what is normally a seasonally down first quarter,” said Antonio Alvarez, President and CEO. “Additionally, the successful recruitment of Dr. Jose Arreola and Dr. Robert Fang as vice presidents of engineering and operations, respectively, provides us with experienced executives in our largest international business locations. This will better enable us to focus on continued improvements of our new product introduction and operational processes which will produce improved response to our customers’ needs.”

Business Outlook

“We continue to see healthy growth in the handset industry, which in turn continues to drive demand for display drivers,” said Mr. Alvarez. “From a technology standpoint, the growth for TFT technology based drivers is growing faster than the overall market, which we expect to fuel our revenue growth in the second quarter. The significant ramp of TFT sales that is driving our projected first half 2006 revenue growth is expected to be slower in the second half of the year. We currently expect third quarter revenue to be flat to slightly lower relative to the second quarter and a resumption of growth in the fourth quarter. We are targeting TFT sales to grow to 40-50% of our revenue by the end of year.”

Based on information currently available to the company, expectations for the second quarter of 2006 are as follows:

•	Revenue, which varies with product mix and selling prices, is expected to increase approximately 15-30% to the range of $28 to $32 million in the second quarter.

•	TFT sales are expected to be 35-40% of revenue in the second quarter.

•	ASP on a blended basis, which varies with product mix, is expected to be flat or slightly lower.

•	Gross margin, which varies with product mix, average selling price and unit costs, is expected to be slightly higher as a percent of sales.

“My top priorities at Leadis remain returning to profitability and establishing business processes that will allow us to achieve sustainable long term growth,” said Mr. Alvarez. “We are achieving revenue growth and are focusing on improving our gross margin, which will be achieved with heightened focus on new product development as well as expanding further into the TFT market.”

Conference Call Today

Leadis Technology will broadcast its conference call discussion of first quarter 2006 financial results today, Tuesday, April 25, 2006 at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time).

To listen to the call, dial 1-877-502-9272 approximately ten minutes before the start of the call. A taped replay will be made available approximately two hours after the conclusion of the call and will remain available for one week. To access the replay, dial 1-888-203-1112. The confirmation code is 3041251.

A live webcast of the call will be available on the investor relations section of the company’s web site, http://ir.leadis.com. An archived webcast of the call will remain available until the next earnings call.

IR Contact

Victor Lee, Chief Financial Officer

(408) 331-8616

About Leadis Technology, Inc.

Leadis Technology, Inc., headquartered in Sunnyvale, California, designs, develops and markets mixed-signal semiconductors that enable and enhance the features and capabilities of small panel displays, focusing on the mobile handset market. Leadis’ core products are color display drivers, which are critical components of displays used in mobile consumer electronic devices. Leadis supplies display drivers supporting the major small panel display technologies, including a-Si and LTPS TFT LCD’s, color STN LCD’s, and color OLED displays. For more information, visit www.leadis.com.

Non-GAAP Financial Measures

Leadis reports financial information in accordance with generally accepted accounting principles (GAAP), but believes that non-GAAP (previously referred to as “pro-forma”) financial measures are helpful in evaluating its operating results and comparing its performance to comparable companies. Leadis has historically reported non-GAAP net income (loss) and non-GAAP basic and diluted net income (loss) per share, which results excluded stock-based compensation expenses. Starting this quarter, Leadis implemented FAS 123(R), “Share-Based Payment.” Financial results for prior year periods, however, are not required to be restated for FAS 123(R). Consequently, Leadis has excluded the effect of expensing stock-based compensation in deriving calculations of operating income, net income (loss), net income (loss) per share, gross profit, and certain operating expenses (including research and development and selling, general and administrative). Leadis believes the inclusion of these non-GAAP measures enhances the comparability of current results against the results of prior periods. These non-GAAP measures will also enable investors to evaluate the company’s core operating results and business outlook in a manner similar to how the company internally analyzes its operating results and makes strategic decisions. Investors should note, however, that the non-GAAP financial measures used by the company may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as that of other companies. The company does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures alone or as a substitute for financial information prepared in accordance with GAAP. A reconciliation of GAAP financial measures to non-GAAP financial measures is included in the financial statements portion of this press release.

Cautionary Language

This press release regarding expected business and financial results for the quarter ended June 30, 2006 and the remainder of fiscal year 2006 contains forward-looking statements based on Leadis’ current expectations. The words “expect,” “will,” “should,” “would,” “anticipate,” “project,” “outlook,” “believe,” “intend,” “confident,” “optimistic,” and similar phrases as they relate to future events are intended to identify such forward-looking statements. These forward-looking statements reflect the company’s current views and assumptions but are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. Among the factors that could cause actual results to differ materially from those in the forward-looking statements are the following: risks that the company may not be able to maintain its current level of revenue or its gross margin levels; risks that one or more of the company’s concentrated group of customers may reduce demand or price for the company’s products or a particular product; the company’s dependence on a limited number of products; risks that the company’s new products may not be able to be completed in a timely fashion or gain market acceptance; risks that the company’s products may not gain broad acceptance in markets other than mobile handsets, including the MP3 market; quarterly fluctuations in revenue and operating results due to seasonal fluctuations in demand for consumer electronic devices; risks that the company’s foundry suppliers may not allocate to it sufficient silicon wafers to meet its demand due to the company’s lack of long-term supply contracts with its foundries; risks that the company may not be able to manage its growth; risks with managing international activities; intellectual property litigation risks; the semiconductor industry’s cyclical nature; and other factors. For a discussion of these and other factors that could impact the company’s financial results and cause actual results to differ materially from those in the forward- looking statements, please refer to the company’s Annual Report on Form 10-K filed with the SEC on March 15, 2006, in the sections titled Risk Factors and Forward-Looking Statements, which is available at www.leadis.com. (LDISG)

LEADIS TECHNOLOGY, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands)

	Mar. 31, 2006	Dec. 31, 2005
ASSETS
Current assets:
Cash and cash equivalents	$67,721	$72,801
Short-term investments	34,182	34,077
Accounts receivable, net	20,603	14,775
Inventory	9,994	13,075
Prepaid expenses and other current assets	4,931	4,693

Total current assets	137,431	139,421
Property and equipment, net	3,341	3,505
Other assets	1,175	988

Total assets	$141,947	$143,914

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$17,324	$17,781
Accrued liabilities	2,789	2,932
Taxes payable	2,455	2,330
Deferred revenue	138	338

Total current liabilities	22,706	23,381
Other noncurrent liabilities	784	718
Commitments
Stockholders’ equity:
Common stock and additional paid-in capital	104,410	104,173
Deferred stock-based compensation	—	(1,196)
Retained earnings	14,047	16,838

Total stockholders’ equity	118,457	119,815

Total liabilities and stockholders’ equity	$141,947	$143,914

LEADIS TECHNOLOGY, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended
	Mar. 31, 2006	Dec. 31, 2005	Mar. 31, 2005
Revenue	$24,057	$21,455	$11,604

Cost of sales (1)	20,395	18,313	8,449

Gross profit	3,662	3,142	3,155

Research and development expenses (1)	3,635	3,408	3,741
Selling, general and administrative expenses (1)	3,659	3,731	2,589

Total operating expenses	7,294	7,139	6,330

Operating loss	(3,632)	(3,997)	(3,175)
Interest and other income, net	888	825	292

Loss before provision (benefit) for income taxes	(2,744)	(3,172)	(2,883)
Provision (benefit) for income taxes	188	475	(354)

Loss before cumulative effect of change in accounting principle	(2,932)	(3,647)	(2,529)
Cumulative effect of change in accounting principle	142	—	—

Net loss	$(2,790)	$(3,647)	$(2,529)

Basic and diluted net loss per share:
Prior to cumulative effect of change in accounting principle	$(0.10)	$(0.13)	$(0.09)
Cumulative effect of change in accounting principle	0.00	—	—

Basic and diluted net loss per share	$(0.10)	$(0.13)	$(0.09)

Shares used in computing basic and diluted per share amounts	28,455	28,297	27,867

Note:
(1) Includes stock-based compensation, as follows:
Cost of sales	$130	$16	$36
Research and development	277	123	275
Selling, general and administrative expenses	649	235	420

Total stock-based compensation	$1,056	$374	$731

LEADIS TECHNOLOGY, INC.

UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP MEASURES

(In thousands, except per share amounts)

	Three Months Ended March 31, 2006
	Reported	Non-GAAP Entries		Non-GAAP
Revenue	$24,057	$—		$24,057

Cost of sales	20,395	(130	)(a)	20,265

Gross profit	3,662	130		3,792

Research and development expenses	3,635	(277	)(a)	3,358
Selling, general and administrative expenses	3,659	(649	)(a)	3,010

Total operating expenses	7,294	(926)		6,368

Operating loss	(3,632)	1,056		(2,576)
Interest and other income, net	888	—		888

Loss before provision (benefit) for income taxes	(2,744)	1,056		(1,688)
Provision (benefit) for income taxes	188	349 (b	)	537

Loss before cumulative effect of change in accounting principle	(2,932)	707		(2,225)
Cumulative effect of change in accounting principle	142	(142	)(c)	—

Net loss	$(2,790)	$565		$(2,225)

Basic and diluted net loss per share:
Prior to cumulative effect of change in accounting principle	$(0.10)			(0.08)
Cumulative effect of change in accounting principle	0.00			—

Basic and diluted net loss per share	$(0.10)			(0.08)

Shares used in computing basic and diluted per share amounts	28,455			28,455

	Three Months Ended December 31, 2005
	Reported	Non- GAAP Entries		Non-GAAP
Revenue	$21,455	$—		$21,455

Cost of sales	18,313	(16	)(a)	18,297

Gross profit	3,142	16		3,158

Research and development expenses	3,408	(123	)(a)	3,285
Selling, general and administrative expenses	3,731	(235	)(a)	3,496

Total operating expenses	7,139	(358)		6,781

Operating loss	(3,997)	374		(3,623)
Interest and other income, net	825	—		825

Loss before provision (benefit) for income taxes	(3,172)	374		(2,798)
Provision (benefit) for income taxes	475	—		475

Loss before cumulative effect of change in accounting principle	(3,647)	374		(3,273)
Cumulative effect of change in accounting principle	—	—		—

Net loss	$(3,647)	$374		$(3,273)

Basic and diluted net loss per share:
Prior to cumulative effect of change in accounting principle	$(0.13)			$(0.12)
Cumulative effect of change in accounting principle	—			—

Basic and diluted net loss per share	$(0.13)			$(0.12)

Shares used in computing basic and diluted per share amounts	28,297			28,297

	Three Months Ended March 31, 2005
	Reported	Non- GAAP Entries		Non-GAAP
Revenue	$11,604	$—		$11,604

Cost of sales	8,449	(36	)(a)	8,413

Gross profit	3,155	36		3,191

Research and development expenses	3,741	(275	)(a)	3,466
Selling, general and administrative expenses	2,589	(420	)(a)	2,169

Total operating expenses	6,330	(695)		5,635

Operating loss	(3,175)	731		(2,444)
Interest and other income, net	292	—		292

Loss before provision (benefit) for income taxes	(2,883)	731		(2,152)
Provision (benefit) for income taxes	(354)	—		(354)

Loss before cumulative effect of change in accounting principle	(2,529)	731		(1,798)
Cumulative effect of change in accounting principle	—	—		—

Net loss	$(2,529)	$731		$(1,798)

Basic and diluted net loss per share:
Prior to cumulative effect of change in accounting principle	$(0.09)			$(0.06)
Cumulative effect of change in accounting principle	—			—

Basic and diluted net loss per share	$(0.09)			$(0.06)

Shares used in computing basic and diluted per share amounts	27,867			27,867

Notes:

(a)	Stock-based compensation expense
(b)	Tax benefit for income taxes in connection with stock-based compensation expense as reported under FAS 123(R)
(c)	Cumulative effect of change in accounting principles in connection with implementation of FAS 123(R) in the first quarter of 2006.